RESTATED BY-LAWS

                                      OF

                           ICG COMMUNICATIONS, INC.

                           (a Delaware corporation)
                                  ARTICLE I

                        Stockholders' Meetings; Voting

         Section 1.1 Annual Meetings. Annual meetings of stockholders shall be held on the date and at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. The first annual meetings of stockholders shall occur not later than June 15, 2003. At the annual meetings, the stockholders shall elect the number of directors equal to the number of directors whose term expires at such meetings to hold office until the next annual meeting of stockholders after their election. Any other proper business may be transacted at the annual meeting.

         Section 1.2 Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

         Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stockholder to be confirmed to such other address and/or by such other means as such stockholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only. Unless the Delaware General Corporation Law or the Certificate of Incorporation require otherwise, the Corporation is required to give notice only to stockholders entitled to vote at the meeting.

         Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of one-third of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of one-third of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall attend.

         Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by an Executive Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. In advance of any meeting of stockholders, the Board of Directors, the Chairman or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. If no inspector is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law. At all meetings of stockholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

         Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 1.10 Consent of Stockholders in Lieu of Meeting. To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and prior notice thereof and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those stockholders who have not consented in writing.

         Section 1.11 Shares Held by Nominees. The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a stockholder. The extent of this recognition may be determined in the procedure thus established.

                                  ARTICLE II

                              Board of Directors

         Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The initial Board of Directors shall consist of five (5) persons. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than ten (10). Within such limits, the number of directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions hereof, provided, however, that the number of directors shall not be decreased to a number, in the aggregate, less than the number of directors that the stockholders have the right to appoint, from time to time, pursuant to the terms hereof and provided, further that any increase in the number of directors to more than five requires the affirmative vote of all but one of the members of the Board of Directors then in office (any member of the Board of Directors elected pursuant to this proviso an "Additional Director"). Notwithstanding the foregoing, in the event that (i) the Company issues additional shares of capital stock, or any instrument convertible into or exchangeable for capital stock, of the Company for aggregate consideration of at least $25,000,000 to any person or entity or two or more persons or entities other than W.R. Huff Asset Management Co., L.L.C. or any of its affiliates ("WRH") or Cerberus Capital Management, L.P. or any of its affiliates ("Cerberus") or (ii) the Company acquires stock or assets, the consideration for which is capital stock, or any instrument convertible into or exchangeable for capital stock, of the Company valued at an amount equal to at least $25,000,000, the number of directors may be increased by up to an additional two members by the affirmative vote of the majority of the Board of Directors then in office (any event referenced in this subsection
(ii) a "New Investment Event"). No increase in the size of the Board or Directors shall take place in the event that a vacancy created by a WRH Designee (as defined in Section 2.2(b)) or a Cerberus Designee (as defined in
Section 2.2(b)) has not been filled pursuant to Section 2.3(b).

         Section 2.2 Election; Term of Office. (a) The directors shall be divided into three classes designated Class I, Class II and Class III and the term of office of directors of one class shall expire at each annual meeting of stockholders and in all cases, as to each director, until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. The initial term of office of the Class I directors shall expire at the 2003 Annual Meeting of Stockholders, the initial term of office of the Class II directors shall expire at the 2004 Annual Meeting of Stockholders, and the initial term of office of the Class III directors shall expire at the 2005 Annual Meeting of Stockholders. At each annual meeting of stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the Certificate of Incorporation. The election of directors need not occur by written ballot.

         (b) The Company shall, at any meeting of the stockholders of the Company for the purpose (inter alia) of electing directors to the Board of Directors, however called, and in any action by written consent of the stockholders of the Company for the purpose (inter alia) of electing directors to the Board of Directors, nominate directors as follows:

              (i) (a) so long as Cerberus beneficially owns (x) a number of shares of Common Stock of the reorganized Company ("Common Stock"), including through ownership of the warrants exercisable for Common Stock, equal to at least 5% of the shares of Common Stock to be issued and outstanding pursuant to the terms of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, filed April 3, 2002, as modified, excluding any management stock option grants (the "Initial Common Stock") or (y) any of the 14% Senior Subordinated Notes due July 25, 2006, two individuals designated by Cerberus and (b) so long as Cerberus beneficially owns less than an amount equal to 5%, but at least an amount equal to 1%, of the shares of Initial Common Stock, including through ownership of the warrants exercisable for Common Stock, one individual designated by Cerberus (the individuals referred to herein, each a "Cerberus Designee"); and

              (ii) (a) so long as WRH, as investment manager on behalf of the beneficial owners of the Common Stock, beneficially owns a number of shares of Common Stock equal to at least 5% of the Initial Common Stock, including through ownership of warrants exercisable for Common Stock, two individuals designated by WRH and (b) so long as WRH beneficially owns less than an amount equal to 5%, but at least an amount equal to 1%, of the shares of Initial Common Stock, including through ownership of warrants exercisable for Common Stock, one individual designated by WRH (the individuals referred to herein, each a "WRH Designee"); and

              (iii) one individual who shall be the Chief Executive Officer of the Company.

         (c) The Chief Executive Officer of the Company shall be a Class I director. One individual designated by Cerberus and one individual designated by WRH shall each be an initial Class II director. One individual designated by Cerberus and one individual designated by WRH shall each be an initial Class III director.

         (d) To the extent that Cerberus has a right to a Cerberus Designee as provided in Section 2.2(b)(i), Cerberus shall have the right, from time to time, to appoint one non-voting, non-participating observer to the Board (the "Cerberus Observer"), with Seth Plattus serving as the initial Cerberus Observer. The Cerberus Observer shall have the right to attend all meetings of the Board and any committee thereof except any executive session meeting of the Board. The Cerberus Observer shall receive notice of all meetings of the Board or any committee thereof and all written materials distributed to members of the Board or any committee thereof. The Cerberus Observer shall not be entitled to vote on any matters before the Board or any committee thereof.

         Section 2.3 Resignation; Removal; Vacancies; Special Elections. (a) Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Except as otherwise required by applicable law, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office (subject to Section 2.3(b)), though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies (subject to Section 2.3(b)) or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose. Each director chosen to fill a vacancy shall hold office until the next annual election at which directors of the class of his predecessor are to be elected and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation or removal.

         (b) In the event that a WRH Designee or a Cerberus Designee creates a vacancy in the Board for any reason, such vacancy shall be filled only by a director nominated by WRH, in the case the vacancy was created by a WRH Designee, or Cerberus, in the case the vacancy was created by a Cerberus Designee, so long as either WRH or Cerberus, at such time, are entitled to a Director nominee as provided in Section 2.2(b). In the event a vacancy is created by an Additional Director, such vacancy shall only be filled by the affirmative vote of all but one of the members of the Board of Directors then in office; provided, however, that if the size of the Board of Directors is increased in a New Investment Event, any vacancy created by an Additional Director thereafter shall be filled as set forth in Section 2.3(a).

         (c) At the written request of WRH, in the event that WRH requests that a specific WRH Designee be removed, or Cerberus, in the event that Cerberus requests that a specific Cerberus Designee be removed, as the case may be, the Corporation shall submit such removal to a vote of the stockholders entitled to vote for the election of directors.

         Section 2.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         Section 2.5 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Chief Executive Officer or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.6 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice before or after the date and time of the meeting stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless: the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

         Section 2.7 Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

         Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless the Certificate of Incorporation or these By-Laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

         Section 2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.10 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 2.11 Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

                                 ARTICLE III

                                  Committees

         Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the Certificate of Incorporation or these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

         Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these By-Laws.

                                  ARTICLE IV

                                   Officers

         Section 4.1 Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect a Chief Executive Officer and a Secretary. The Board may also elect a Chairman of the Board, a Treasurer and one or more Executive Vice Presidents. The Chief Executive Officer may select one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as he considers desirable. Any number of offices may be held by the same person.

         Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or selection of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting in the manner provided in Section 4.1 for election of officers following the annual meeting of stockholders.

         Section 4.3 Chairman of the Board. The Chairman of the Board or, if there is not a Chairman of the Board, the Chief Executive Officer shall have general charge and supervision of the business of the Corporation. In addition, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board and as may be provided by law.

         Section 4.4 Chief Executive Officer. The Chief Executive Officer shall perform all duties incident to such office, and such other duties as, from time to time, may be assigned to him by the Board or as may be provided by law.

         Section 4.5 Vice Presidents. The Executive Vice President or Vice Presidents, at the request of the Chief Executive Officer or in his absence or during his inability to act, shall perform the duties of the Chief Executive Officer, and when so acting shall have the powers of the Chief Executive Officer. If there be more than one Executive Vice President, the Board of Directors may determine which one or more of the Executive Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the Chief Executive Officer may make such determination; otherwise any of the Executive Vice Presidents may perform any of such duties. The Executive Vice President or Executive Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the Chief Executive Officer or as may be provided by law.

         Section 4.6 Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

         Section 4.7 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

         Section 4.8 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or Board of Directors.

         Section 4.9 Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V

                                     Stock

         Section 5.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

         Section 5.2 Fractional Shares or Scrip. The Corporation may: (a) issue fractions of a share or pay in money the value of fractions of a share;
(b) arrange for disposition of fractional shares by the stockholders; or (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required to be included in a share certificate by the Delaware General Corporation Law. The holder of a fractional share is entitled to exercise the rights of a stockholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

         Section 5.3 Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

         Section 5.4 Lost Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI

                                    Notices

         Section 6.1 Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may, subject to applicable law, be given addressed to such director or stockholder, at his or her electronic or mail address as it appears on the records of the Corporation (a) by facsimile transmission, and shall be deemed to have been received upon confirmation of receipt of facsimile (provided that the transmission is to the correct facsimile number), (b) by United States mail, and shall be deemed to have been received when deposited in the United States mail, postage thereon prepaid, or (c) by electronic transmission, and shall be deemed to have been received upon confirmation of receipt of electronic transmission (provided that the transmission is to the correct electronic address). Notice to a director may also be given personally, and shall be deemed to have been received on the date delivered, if delivered by hand.

         Section 6.2 Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-Laws, a waiver thereof, by an authorized representative of the Person, or by the individual or individuals, entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder that, through its authorized representative, attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to such stockholder, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                 ARTICLE VII

                                 Miscellaneous

         Section 7.1 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 7.2 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

         Section 7.3 Meaning of Certain Terms. As used herein, in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "stockholder" or "stockholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

         Section 7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.5 Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

         Section 7.6 Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

         Section 7.7 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 7.8 Fiscal Year. The fiscal year of the Corporation shall be from January lst through December 31st.

         Section 7.9 Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 ARTICLE VIII

                                  Amendments

         Section 8.1 Amendments. These By-Laws may be altered, amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting. Notwithstanding the foregoing, (a) the provisions of Section 2.1 hereof shall not be amended, altered or repealed in any manner except as provided in Section 2.1; (b) the provisions of Section 2.2(b)(i) hereof shall not be amended, altered or repealed in any manner without the consent of Cerberus so long as Cerberus beneficially owns (i) any of the 14% Senior Subordinated Notes due July 25, 2006, or (ii) at least an amount equal to 1% of the shares of Initial Common Stock, including through ownership of the warrants exercisable for Common Stock; and (c) the provisions of Section 2.2(b)(ii) hereof shall not be amended, altered or repealed in any manner without the consent of WRH so long as WRH beneficially owns at least an amount equal to 1% of the shares of Initial Common Stock, including through ownership of the warrants exercisable for Common Stock.

         The amendment, alteration or repeal of any provision of this Article VIII shall require the same votes as are required for the amendment, alteration or repeal of the relevant section or sections of these By-Laws the amendment, alteration or repeal of which is governed by such provision of this
Article VIII.

                                  ARTICLE IX

                                Indemnification

         Section 9.1 Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

         The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

         The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         For purposes of this Article, references to "the Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

                                  ARTICLE X

                                Rules of Order

         Section 10.1 Rules of Order. At any meeting of stockholders or directors of the Corporation at which a question of procedure arises, the person presiding at the meeting may rely upon the Robert's Rules of Order, Newly Revised as then in effect to resolve any such question.